As filed with the Securities and Exchange Commission on July __, 2005
                                                      Registration No. 333-_____

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                            ------------------------

                           WINMAX TRADING GROUP, INC.
             (Exact name of registrant as specified in its charter)

             FLORIDA                                     65-0702554
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

5920 Macleod Trail, Suite 800, Calgary, Alberta                        T2H 0K2
   (Address of Principal Executive Offices)                           (Zip Code)

                            ------------------------
                            ------------------------

                           Year 2005 Stock Award Plan
                 2005 Non-Qualified Stock Award and Option Plan
                            (Full title of the plan)

                            ------------------------

                                  Gerald Sklar
                      President and Chief Executive Officer
                           Winmax Trading Group, Inc.
             5920 Macleod Trail, Suite 800, Calgary, Alberta T2H 0K2
                     (Name and address of agent for service)

                                 (877) 693-3130
          (Telephone number, including area code, of agent for service)

                     A copy of all communications, including
                  communications sent to the agent for service
                               should be sent to:

                             Elliot H. Lutzker, Esq.
                               Robinson & Cole LLP
                           885 Third Avenue Suite 2800
                          New York, New York 10022-4834
                                 (212) 451-2900

================================================================================

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------
Title of                                          Proposed            Proposed
Securities                Amount                  Maximum             Maximum               Amount
to be                     to be                   Offering Price      Aggregate             of
Registered                Registered (1)          per Share(5)        Offering Price(5)     Fee
--------------------------------------------------------------------------------------------------
Common Stock,
$0.001 par value:        3,500,000 (2)(4)         $.40                1,400,000             164.78
Common Stock,
$0.001 par value:        3,000,000 (3)(4)         $.40                1,200,000             141.24

TOTAL                    6,500,000                $.40                                      306.02

1. Represents shares issuable pursuant to agreement(s) for services rendered or to be rendered.

2. Represents shares which may be acquired under the Year 2005 Stock Award Plan ("Stock Award Plan").

3. Consists of shares which may be acquired by upon exercise of Non-Qualified options issuable to employees and consultants electing to participate in the 2005 Non-Qualified Stock Award and Option Plan ("2005 Stock Option Plan").

4. This Registration Statement shall also cover any additional shares of Common Stock (the "Common Stock") which become issuable under (i) the Winmax Trading Group Inc. 2005 Stock Option Plan (Exhibit 10.1); and (ii) the Stock Award Plan (Exhibit 10.2) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of Common Stock of the Registrant.

5. This calculation is made solely for the purposes of determining the registration fee pursuant to the provisions of Rule 457(c) under the Securities Act of 1933, as amended, and is calculated on the basis of the last sale reported as of July 1, 2005.

                                EXPLANATORY NOTE

      This registration statement on Form S-8 is being filed by Winmax Trading Group, Inc. ("Winmax") to register 3,500,000 shares of common stock of Winmax under the Stock Award Plan and 3,000,000 shares of Common Stock of Winmax under the 2005 Stock Option Plan. This registration statement includes a form of prospectus, prepared in accordance with the requirements of Part I of Form S-3, which, pursuant to General Instruction C of Form S-8, may be used by certain persons, including officers and directors of Winmax who are deemed to be affiliates of Winmax, as that term is defined in Rule 405 under the Securities Act, as well as by non-affiliates, holding restricted securities, as that term is defined in Rule 144 under the Securities Act, in connection with the reoffer and resale of shares of common stock of Winmax received by such persons pursuant to the exercise of options and other stock awards granted under the 2005 Stock Option Plan and the Stock Award Plan.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

      We will send or give the documents containing the information specified in
Part I of Form S-8 to individuals who participate in our 2005 Stock Option Plan, and who, in the case of an award of stock options, consent to and execute the required form of Stock Option Agreement. A copy of the 2005 Non-Qualified Stock Award and Option Plan is attached as exhibit 10.1 to this Form S-8; a copy of the Year 2005 Stock Award Plan is attached as exhibit 10.2 to this Form S-8, and the form of Option Agreement for use under the 2005 Non-Qualified Stock Award and Option Plan is attached as exhibit 10.3 to this Form S-8.

      This Registration Statement relates to a maximum of 3,500,000 shares of Common Stock of the Registrant issuable directly under the Stock Award Plan or pursuant to the exercise of options or other awards granted under the Stock Award Plan and 3,000,000 shares of Common Stock of the Registrant under the 2005 Stock Option Plan.

Item 2. Registrant Information and Employee Plan Annual Information.

      We will provide, without charge, to each person to whom a copy of this 10(a) Prospectus is delivered, upon oral or written request, a copy of any or all documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in the 10(a) Prospectus). Requests should be directed to the President, Gerald Sklar at 5920 Macleod Trail, Suite 800, Calgary, Alberta T2H 0K2. Our telephone number is
(877) 693-3130.

                                TABLE OF CONTENTS

                                                                                      PAGE
Availability of Information .......................................................    5

Forward-Looking Statements ........................................................    5

Summary Information ...............................................................    6

Risk Factors ......................................................................    7

Use of Proceeds ...................................................................   11

Selling Security Holders ..........................................................   11

Plan of Distribution ..............................................................   11

Disclosure of Commission Position on Indemnification for Securities Act Liabilities   12

Legal Matters .....................................................................   12

Experts ...........................................................................   12

Change in Certifying Accountants ..................................................   12

      No person has been authorized to give any information or to make any representations, other than those contained in this Prospectus, in connection with the offering made hereby, and, if given or made, such information or representations must not be relied upon. Neither the delivery of this Prospectus nor any offer, solicitation or sale made hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of the Company since the date hereof or that the information herein is correct as of any time subsequent to its date. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make any such offer or solicitation.

      This Prospectus constitutes a part of a Registration Statement on Form S-8 (the "Registration Statement") filed by the Company with the Commission under the Securities Act. This Prospectus omits certain of the information contained in the Registration Statement in accordance with the rules and regulations of the Commission. Reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Company and the Shares. Statements contained herein concerning the provisions of any documents are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                           AVAILABILITY OF INFORMATION

      The Registrant is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-KSB and 10-QSB (the '1934 Act Filings') with the Securities and Exchange Commission (the 'Commission'). Reports and other information filed by the Registrant can be inspected and copied at the public reference facilities maintained at the Commission at 100 F Street, N.E., Washington, D.C. 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System ('EDGAR').

                           FORWARD-LOOKING STATEMENTS

      This prospectus contains forward-looking statements. In some cases, you can identify these statements by forward-looking words such as "may," "might," "will," "should," "expect," "plan," "anticipated," "believe," "estimate," "predict," "potential" or "continue," the negative or plural of these words and other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties and assumptions about us, may include, among other things, projections of our future financial performance, our anticipated growth strategies and anticipated trends in our business and the markets in which we operate. These statements are only predictions, based on our current expectations and projections about future events. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results, levels of activity, performance or achievements to differ materially from the results, levels of activity, performance or achievements expressed or implied by the forward-looking statements, including those factors discussed under the caption entitled "Risk Factors." You should specifically consider the numerous risks outlined under "Risk Factors."

                               SUMMARY INFORMATION

      The following summary is qualified in its entirety by reference to the more detailed information appearing elsewhere in this prospectus or incorporated herein by reference. Each prospective investor is urged to read this prospectus and the documents incorporated herein by reference in their entirety. Investment in the securities offered hereby involves a high degree of risk. See "Risk Factors."

      The Company was incorporated in the State of Florida on September 26, 1996, to engage in Commodities futures trading. From approximately November 1996 until October 2000, Winmax managed a commodities futures investment fund, the Winmax Alpha Fund Limited Partnership, of which the Company was the general partner. From October 2000 to May 2001, the Company had no significant operations or business plan. In June of 2001, the sole officer and director, Ralph Pistor, sold 100,000 shares of the Company's common stock held by him, which represented a majority of the then outstanding common stock, to Gerald Sklar, the Company's current President, Chief Executive Officer and Director. In connection with the purchase of the 100,000 shares of the common stock by Gerald Sklar, the following occurred:

a) Ralph Pistor resigned as sole Officer and Director;
b) Gerald Sklar became President, Chief Executive Officer and Director;
c) Current management was appointed to fill vacancies on the Board of Directors; and
d) Winmax adopted a new corporate strategy, which is described below.

Corporate Strategy

      In June 2001, the Company's corporate strategy was to:

(a) establish a web development, design, web casting, Internet solutions and e-commerce business;
(b) acquire raw gemstone materials and/or minerals and to arrange for the finishing and marketing of the gemstone and/or mineral material and then retail the finished product through its Internet website www.thegemstore.com, and
(c) advance money to prospect and possibly produce gemstone material.

      In 2001, the Company acquired an inventory of gemstones and pieces of finished jewelry.

      In 2003, management elected to abandon any interests in or financing of prospecting possible gemstone or mineral material.

      In 2003 and 2004, management recognized the need to grow sales in the gemstone marketing division and added the opening of Retail Merchandising Units ("RMU's") to it's corporate strategy and RMU's were opened in key locations to test markets. During 2003 and 2004, management recognized the need to grow sales in the gemstone marketing division and opened certain RMU's in key locations as test markets. In 2004, management assessed the viability of the RMU locations and subsequently closed all "kiosk" style RMU's.

      In 2005, Management's proposed strategy was to open a number of stores specializing in predominantly jewelry sales and Kiosk style RMU's specializing in mineral sales. In addition, Management is proposing to commence negotiations respecting the purchase of a European jewelry chain in order to provide the Company's "gemstore brand" with a wider audience as well as to return monies on investment.

      In this prospectus we refer to Winmax Trading Group, Inc. as "Winmax", "we", "us" or "our".

                                  RISK FACTORS

An investment in the securities offered hereby is highly speculative and involves a high degree of risk and should be made only by investors who can afford to lose their entire investment. Prospective purchasers, prior to making any investment decision shall carefully consider along with other matters referred to herein the following risk factors.

Risks Relating to Our Financial Condition

Need for additional proceeds.

      We require additional funds to fully implement our general business plan. Management can give no assurance the funds so obtained will be sufficient to fully implement the business plan, or that a full implementation of such business plan will result in Winmax's profitability. If we are unable to obtain financing, we may have to curtail or suspend our operations, and you could lose your entire investment in the company.

      If Winmax continues to incur negative cash flow from its operations, it may exhaust its capital resources.

      No net positive cash flow has been generated from Winmax's operations since its inception. Winmax has been primarily a development stage company to date and has invested the majority of its resources in the establishment of its multi-media component of business and the carrying out of test markets in its retail business with minimal investment for the commercialization of its product. Winmax had a net loss of $3,608,391 on net sales of $355,820 for the year ended December 31, 2004; a net loss of $895,520 on net sales of $582,377 for the year ended December 31, 2003; a net loss of $6,992,661 on net sales of $224,838 for the year ended December 31, 2002, and a cumulative loss from inception through December 31, 2004, of $16,005,933.

      Winmax has funded its activities primarily through the contribution of its President, Gerald E. Sklar, of approximately $4,067,873 as of December 31, 2004. Winmax anticipates negative cash flow from operations to continue for some time. We do not anticipate that this form of shareholder and executive officer funding will continue for an indefinite period. Accordingly, we can give no assurance that we will be able to operate profitably or be able to produce positive cash flow from operations in the future. Our efforts to operate profitably and obtain positive cash flow from operations will depend on, among other things:

      a) Developing the Winmax brand, marketing and other promotional activities, for the retail and internet sale of jewelry and minerals;

      b) Expanding general and administrative functions to support growth that may occur; and

      c)    Acquire new diverse clients to support our multi-media divisions.

      If we fail to establish the Winmax or the gemstore brand or to attract new and repeat customers, Winmax may not be able to increase its revenues sufficiently to fund its operations.

      We must develop, establish and strengthen the Winmax and/or the gemstore brand for the sale of gemstones, jewelry and minerals. If we fail to establish the brand, we will be at a competitive disadvantage and may lose the opportunity to obtain, and thereafter maintain, a sufficient number of customers. The development of the brand will depend largely on the success of our marketing efforts and our ability to acquire and maintain sufficient retail units in North America and through our ability to expand our operations to Europe and Asia. We cannot be certain that our brand promotion activities will be successful, or will result in increased revenues or that our proposed European and Asian expansion will occur. If increased revenues are achieved, there can be no assurance that these revenues will be sufficient to offset the expenditures incurred in establishing the brand.

      Winmax is obligated to comply with government regulation and its failure to do so could result in significant liability and curtailment or suspension of operations.

      The Company's business is governed by the laws of the jurisdictions in which it operates which includes The United States, Canada and Thailand. If the Company's expansion efforts are successful it will also be subject to the laws of Europe and China. Failure to comply with all laws in any jurisdiction will accrue significant liability and/or curtailment or suspension of operations.

      We lack business diversification.

      As a result of our limited resources, the prospects for our initial success will be entirely dependent upon the future performance of our core business, the retail sale of jewelry, gemstones and minerals. Although our multi media revenues are hoped to increase our long term viability as a company is closely related to how well we will perform in the highly competitive business of jewelry, gemstone and mineral retail sales. We do not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses through various business segments.

      We have a limited operating history upon which you can base an investment decision.

      We were organized on September 26, 1996 and re-organized our operations with a complete change of focus in June, 2001. We have only a limited operating history upon which you can make an investment decision, or upon which we can accurately forecast future sales. You should, therefore, consider us subject to all of the business risks associated with a new business. The likelihood of our success must be considered in light of the expenses, difficulties and delays frequently encountered in connection with the formation and initial operations of a new and unproven business.

      Discretion in use of funds.

      Winmax anticipates applying the net proceeds of this Offering, from the exercise of options which may be granted, to the items described under the heading "Use of Proceeds". However, as of the date hereof, other than to fund retail sales, general, corporate and administrative expenses we have no material restrictions on our use of the proceeds. As such, management of Winmax shall have broad discretion, subject to their fiduciary duties, in the application of the proceeds, if any, from the exercise of options. See "Use of Proceeds."

                                SECURITIES RISKS

      Winmax's CEO, President and Directors may have the ability to control almost all matters of the Company.

      The officers and directors of Winmax and their affiliates, beneficially own approximately 62.23% of the issued and outstanding shares of common stock of Winmax prior to this Offering. Therefore, Management will have significant influence over the election of Winmax`s directors and to control the outcome of other issues submitted to stockholders of Winmax. This includes their ability to amend the Certificate of Incorporation, approve a merger or consolidation of Winmax with another company or approve the sale of all or substantially all of the assets of Winmax without the agreement of the shareholders who purchase Units offered hereby.

      If we do not keep this registration statement current, you may not be able to sell your stock.

      We must keep a registration statement effective with the SEC. We may not be able to maintain a registration statement in effect. Maintaining an effective registration statement requires substantial continuing expenses for legal and accounting fees and we cannot guarantee our ability to keep the registration statement effective.

      Difficulty of Trading and Obtaining Quotations for Common Stock.

      Winmax's Common Stock is currently quoted on the Pink Sheets LLC under the symbol WMTG. Our Common Stock is traded but the bid and ask prices for our Common stock have fluctuated significantly. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations of the price of, Winmax securities. This severely limits the liquidity of the Common Stock, and would likely have a material adverse effect on the market price of the Common Stock and on our ability to raise additional capital.

      Penny Stock Regulation.

      Winmax's Common Stock is subject to Rule 15g-9 under the Exchange Act. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers and "accredited investors." For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. Consequently, the rule could affect the ability of broker-dealers to sell our securities and could affect the ability of purchasers to sell any of our securities in the secondary market.

      RISK FACTORS AFFECTING WINMAX'S BUSINESS OPERATIONS.

      Winmax could be subject to fines, sanctions or shutdowns if it fails to comply with the laws and regulations applicable to its business or if those laws and regulations change.

      Winmax is subject to the laws and regulations of the jurisdictions in which it operates. Failure to abide by these laws could result in Winmax's operations being restricted or prohibited. Changes in laws or new interpretations of existing laws may have a dramatic effect on Winmax's business and results of operations.

      Continued pressure could reduce Winmax's margins and limit Winmax's ability to maintain or increase its market share.

      Certain competitors of Winmax may have or may obtain significantly greater financial and marketing resources than Winmax. As a result, Winmax could encounter increased competition in the future and face increase pricing pressure which would limit its ability to maintain or increase its market share.

      Winmax's future success depends significantly on the skills, experience and efforts of its chief executive officer, President and Director, Gerald
      E. Sklar. Mr. Sklar would be difficult to replace as he has developed, and is engaged in carrying out, Winmax's strategic business plan. The loss of the services of Mr. Sklar would seriously harm Winmax's ability to implement its strategy. A failure to implement Winmax Winmax's business strategy could result in the cessation of it's operations which would have a material adverse effect on our company and on your investment.

      The market for Winmax's product is rapidly changing and competitive. New products may be developed by others which could impair our ability to develop, grow or maintain our business and be competitive.

      Winmax's industry is subject to substantial technological and fashion change. Developments by others may render our planned jewelry and existing multi media products noncompetitive or obsolete or we may be unable to keep pace with technological developments or other market factors. Competition from other companies is intense and is expected to increase. Many of these entities have significantly greater capabilities and budgets than Winmax does, as well as substantially more marketing, manufacturing, financial and managerial resources. These entities represent significant competition for Winmax. Winmax is a development-stage enterprise and as such its resources are limited and it may experience technical challenges inherent in developing its technology and product lines.

                                 USE OF PROCEEDS

      We will not receive any proceeds from the sale of the common stock by the selling stockholders under this prospectus. All such proceeds will be received by the selling securityholders. However, we expect to use the proceeds from the exercise of the options and other restricted stock awards for working capital and other general corporate purposes.

                            SELLING SECURITY HOLDERS

      The shares offered by this prospectus are being registered for reoffers and resales by the selling securityholders, who may acquire such shares pursuant to the exercise of options or other stock awards granted under the Plans. No options or stock awards have been made to date. The selling securityholders who will be named by supplements to the prospectus are officers and directors who would be deemed to be affiliates of the Company and may resell all, a portion or none of such shares from time to time. In addition, certain non-affiliates of Winmax, not named, may also use this prospectus to sell shares acquired by them pursuant to the exercise of options or other stock awards granted to them under the Plans.

                              PLAN OF DISTRIBUTION

      The shares may be sold or transferred for value by the selling securityholders, or by pledgees, donees, transferees or other successors in interest to the selling securityholders, in one or more transactions in the Pink Sheets, in negotiated transactions or in a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices otherwise negotiated. The selling securityholders may effect such transactions by selling the shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the selling securityholders and/or the purchasers of the shares for whom such broker-dealers may act as agent (which compensation may be less than or in excess of customary commissions). The selling securityholders, and any broker-dealers that participate in the distribution of the shares, may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and any profit on the resale of the shares sold by them may be deemed to be underwriting discounts and commissions under the Securities Act. All selling and other expenses incurred by individual selling securityholders will be borne by such selling securityholders.

      Upon our being notified by a selling securityholder that he has acquired options or shares under this prospectus or any material arrangement has been entered into with a broker or dealer for the sale of shares through a secondary distribution, or a purchase by a broker or dealer, we will file a prospectus supplement, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (a) the name of each of such selling securityholder and the participating broker-dealers, (b) the number of shares involved, (c) the price at which such shares are being sold, (d) the commissions paid or the discounts or concessions allowed to such broker-dealers, (e) where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in the prospectus, as supplemented, and (f) other facts material to the transaction.

      In addition to any such number of shares sold hereunder, a selling securityholder may, at the same time, sell any shares of common stock, including the shares offered by this prospectus, owned by such person in compliance with all of the requirements of Rule 144 under the Securities Act, regardless of whether such shares are covered by this prospectus.

      There is no assurance that any of the selling securityholders will sell any or all of the shares offered by this prospectus.

      We will pay all expenses in connection with this offering, other than commissions and discounts of underwriters, dealers or agents.

    DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT
                                  LIABILITIES

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Winmax, the SEC has expressed its opinion that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Winmax of expenses incurred or paid by a director, officer or controlling person of Winmax in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the shares being registered, Winmax will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and we will be governed by the final adjudication of such issue.

                                  LEGAL MATTERS

      Robinson & Cole LLP, 885 Third Avenue, Suite 2800, New York, NY 10022, will provide the Registrant with a legal opinion in connection with the Common Stock.

                                     EXPERTS

      The consolidated financial statements of the Registrant as of December 31, 2004 and 2003, incorporated by reference in this prospectus have been audited by Goldstein Golub Kessler LLP ("GGK"), independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance on such report given on the authority of such firm as experts in accounting and auditing.

                        CHANGE IN CERTIFYING ACCOUNTANTS

      On January 13, 2004, the Registrant engaged GGK as its independent auditors and accepted the resignation dated December 4, 2003, of Stark Winter Schenkein & Co., LLP ("Stark") from such position. The decision to change accountants was recommended and approved by the Registrant's Board of Directors.

      No reports on the financial statements prepared by Stark since they were retained as registrant's primary accountant on December 31, 1999, contained any adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles, except that the reports on the financial statements for the years ended December 31, 2000, 2001 and 2002 contained going concern qualifications. The decision to change accountants was approved by the Registrant's Board of Directors. The Registrant did not consult with GGK, its new independent accountants, regarding any matter prior to its engagement.

      During the registrant's two most recent fiscal years, and any subsequent interim period preceding the resignation on December 4, 2003, there were no disagreements with the former accountant, Stark, or any other former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Stark , would have caused them to make reference to the subject matter of the disagreement(s) in connection with their reports, except that Stark stated in their response letter to our filing on Form 8-K on June 4, 2004 that they were unable to complete their review of the September 30, 2003 financial statements because the registrant could not provide adequate documentation to support its revenue recognition and related party transactions.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

        The Registrant incorporates the following documents by reference in this Registration Statement:

      (a) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004, which was filed with the Securities and Exchange Commission on May 19, 2005;
      (b) The Registrant's Quarterly Report on Form 10-QSB and amendments thereto for the quarter ended March 31, 2005, which was filed with the Securities and Exchange Commission on May 20, 2005;
      (c) The Registrant's Articles of Incorporation and Amendments thereto, and the Registrant's Bylaws; and
      (d) All other documents filed by Registrant after the date of this Registration Statement under Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this Registration statement that registers securities covered hereunder that remain unsold.

      For the purposes of this Registration Statement, any statement contained in a document incorporated in this Registration Statement by reference shall be deemed to be modified or superseded for the purpose of this Registration Statement to the extent that a statement contained in this Registration Statement modifies or supercedes a statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

      The class of securities to be offered hereby is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended. The Registrant's authorized capitalization is 751,000,000 shares of which 750,000,000 shares are Common Stock, $.001 par value and 1,000,000 shares are preferred stock, no par value. As of May 20, 2005, there are 22,641,162 shares of Common Stock issued and outstanding held by 63 shareholders of record. Holders of the Common Stock are entitled to one vote per share on each matter submitted to vote at any meeting of shareholders. Shares of Common Stock do not carry cumulative voting rights and therefore, holders of a majority of the outstanding shares of Common Stock will be able to elect the entire board of directors and, if they do so, minority shareholders would not be able to elect any members to the board of directors. The Registrant's board of directors has authority, without action by the Registrant's shareholders, to issue all or any portion of the authorized but unissued shares of Common Stock, which would reduce the percentage ownership of the Registrant of its shareholders and which would dilute the book value of the Common Stock.

      Shareholders of the Registrant have no preemptive rights to acquire additional shares of Common Stock. The Common Stock is not subject to redemption and carries no subscription or conversion rights. In the event of liquidation of the Registrant, the shares of Common Stock are entitled to share equally in corporate assets after the satisfaction of all liabilities. Holders of Common Stock are entitled to receive such dividends as the board of directors may from time to time declare out of funds legally available for the payment of dividends. During the last two fiscal years the Registrant has not paid cash dividends on its Common Stock and does not anticipate that it will pay cash dividends in the foreseeable future.

Item 5. Interests of Named Experts and Counsel.

      Robinson & Cole LLP, 885 Third Avenue, Suite 2800, New York, NY 10022, will provide the Registrant with a legal opinion in connection with the Common Stock.

Item 6. Indemnification of Officers and Directors.

      The Registrant is a Florida corporation. Section 607.0850 of the General Corporation Law of Florida provides authority for broad indemnification of directors, officers, employees and agents. The Registrant's Articles of Incorporation, as Amended, incorporate the indemnification provisions of the General Corporation Law of Florida to the fullest extent provided.

      The Registrant has entered into indemnification agreements with its Directors indemnifying them against liability and reasonable costs and expenses incurred in litigation arising by reason of the fact that he or she is or was a director, officer, stockholder, employee, or agent of the Registrant, provided that the director acted in good faith and in a manner reasonably intended to be in or not opposed to the best interests of the Registrant, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

      Indemnification of Officers or persons controlling the corporation for liabilities arising under the Securities Act of 1933, as amended, is held to be against public policy by the Securities and Exchange Commission and therefore, unenforceable.

Item 7. Exemption from Registration Claimed.

      Not Applicable.

Item 8. Exhibits

Exhibit     Description
5.1         Opinion of Robinson & Cole, LLP.
10.1        2005 Non-Qualified Stock Award and Option Plan
10.2        Year 2005 Stock Award Plan
10.3        Form of Option Agreement
23.2        Consent of Goldstein Golub Kessler LLP, Certified Public Accountants

Item 9. Undertakings.

A. The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities offered at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing the Registration Statement on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, Canada By:

Winmax Trading Group, Inc.
(Registrant)


By: /s/ Gerald Sklar                                          Date: July 8, 2005
---------------------------
Gerald Sklar, President, Chief Executive Officer and Director

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


By: /s/ Anthony Miller                                        Date: July 8, 2005
---------------------------
Anthony Miller - Director


By: /s/ David Young                                           Date: July 8, 2005
---------------------------
David Young - Director


By: /s/ Elaine Prober                                         Date: July 8, 2005
---------------------------
Elaine Prober - Director

                                POWER OF ATTORNEY

                           WINMAX TRADING GROUP, INC.
                       REGISTRATION STATEMENT ON FORM S-8
                 2005 Non-Qualified Stock Award and Option Plan
                           Year 2005 Stock Award Plan

Each of the undersigned Directors and/or Officers of Winmax Trading Group, Inc., a Florida corporation (the "Company"), hereby constitutes and appoints Gerald Sklar, the true and lawful attorney-in-fact of such Director and/or Officer, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to do any and all acts and execute any and all instruments which the said attorneys may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended (the "Securities Act"), and any rules and regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the Securities Act of an aggregate of 3,000,000 shares of the Company's common stock, $.001 par value per share, issued or which may be issued under the terms of the Winmax Trading Group, Inc. 2005 Non-Qualified Stock Award and Option Plan, and 3,500,000 shares of the Company's Common Stock under the Year 2005 Stock Award Plan, as amended from time to time, including specifically, but without limiting the generality of the foregoing, the power and authority to sign the name of the undersigned in his or her capacity as Director and/or Officer of the Company to a Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission with respect thereto, to any and all amendments, including post-effective amendments, to the said Registration Statement, and to any and all instruments and documents filed as a part of or in connection with the said Registration Statement or amendments thereto; and each of the undersigned hereby ratifies and confirms all that the said attorneys, or any of them, has done, shall do, or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has executed this power of attorney this ___ day of July 2005.


/s/                                                /s/
-----------------------------                      -----------------------------
Gerald Sklar                                       Anthony Miller


/s/                                                /s/
-----------------------------                      -----------------------------
David Young                                        Elaine Prober


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